Exhibit 10.1

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

AMENDED AND RESTATED 2002 STOCK OPTION AND INCENTIVE PLAN
NONQUALIFIED PERFORMANCE STOCK OPTION AGREEMENT
FOR OFFICERS AND KEY EMPLOYEES

THIS NONQUALIFIED PERFORMANCE STOCK OPTION AGREEMENT (this "Agreement"), dated as of ___________, is entered into between HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (the "Company"), and ____________________ ("Optionee").  Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the Company's Amended and Restated 2002 Stock Option and Incentive Plan (the "Plan").

W I T N E S S E T H:

A.           Optionee is an employee of the Company or a Subsidiary of the Company; and

B.           The material terms and conditions set forth in this Agreement have been authorized by the Compensation and Option Committee of the Board (the "Committee").

NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Optionee agree as follows:

1. Grant of Option.  The Company hereby grants to Optionee, effective as of the Date of Grant (as defined in Section 3), an option (the "Option") to purchase ___ shares (the "Option Shares") of the Company's common stock, par value $0.01 per share ("Common Shares"), at the price of $_________ per share (the "Option Price").  This Agreement constitutes an “Evidence of Award” under the Plan.

2. Type of Option.  The Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

3.           Date of Grant.  The effective date of the grant of this Option is ___________ (the “Date of Grant”).

4.           Date of Expiration.  This Option shall expire on the ______ anniversary of the Date of Grant (the “Date of Expiration”), unless earlier terminated under Section 7(a).

5.           Vesting of Option.

    (a)     Except as otherwise provided in this Agreement, the number of Option Shares that you will be entitled to purchase (the “Earned Option Shares”) shall be the number of shares indicated in Section 1 above, subject to adjustment based upon the Company’s total stockholder return (the “Company TSR”) compared to the total stockholder return of the Company’s peers (“Peer TSR”) over the three (3) year period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant (the “Performance Period”). The peer group shall be comprised of specific companies as designated by the Compensation Committee, in its sole discretion with respect to the Performance Period, subject to adjustment pursuant to Section 11 (the “Peer Group”). For purposes of calculating the Company TSR and the Peer TSR, the applicable beginning and ending stock prices for the Company and each member of the Peer Group shall be determined by calculating the average of the per share closing prices, adjusted for splits, of the Company’s Common Stock and the common stock of each member of the Peer Group as reported by the applicable exchange markets for the 20 trading days ending on ___________ for the beginning prices and the 20 trading days ending on ___________ for the ending prices, each rounded to the fourth decimal point. At the conclusion of the Performance Period, the Company’s TSR will be compared to the Peer TSRs, and the Earned Option Shares will be determined as follows:

(i)             If the Company’s TSR over the Performance Period is negative, the Option shall be cancelled.

(ii)            If the Company's TSR is below the 50th percentile of the Peer TSRs, the Option shall be cancelled.

(iii)           If the Company’s TSR ranks at the 50th percentile of the Peer TSRs, the Earned Option Shares shall be equal to 33% of the Option Shares.

(iv)           If the Company’s TSR ranks at or above the 75th percentile of the Peer TSRs, the Earned Option Shares shall be equal to 100% of the Option Shares.

(v)           If the Company's TSR ranks above the 50th percentile company in the Peer Group and below the 75th percentile company in the Peer Group, the number of Option Shares shall be determined by straight-line interpolation between 33% of the Option Shares and 100% of the Option Shares based on the Company’s TSR relative to the TSR of the 50th percentile company in the Peer Group and the 75th percentile company in the Peer Group.

           (b)           Notwithstanding the provisions of Section 5(a) above, the Option shall become immediately exercisable for the full number of Option Shares upon the occurrence of a Change in Control (as defined below) on or before the end of the Performance Period.  A "Change in Control" means the occurrence of any of the following events:

            (i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Shares"); provided, however, that for purposes of this Section 3(b)(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Shares directly from the Company that is approved by the Incumbent Board (as defined in Section 3(b)(ii), below), (B) any acquisition by the Company or a Subsidiary of Voting Shares, (C) any acquisition of Voting Shares by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition of Voting Shares by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 3(b)(iii), below;

            (ii)     individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-12 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (iii)   consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction (each, a "Business Combination"), unless, in each case, immediately following the Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Shares immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Shares of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from the Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding Voting Shares of the entity resulting from the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for the Business Combination; or

            (iv)   approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 3(b)(iii) hereof.

(c)           Notwithstanding the provisions of Section 5(a) above, if prior to the end of the Performance Period, (i) Optionee dies while in the employ of the Company or a Subsidiary, then the Option shall become immediately exercisable for 50% of the number of Option Shares and will remain exercisable in accordance with Section 7 below; (ii) Optionee becomes permanently disabled while in the employ of the Company or a Subsidiary, then the Option shall become exercisable at the end of the Performance Period for the number of Option Shares Optionee would have been entitled to exercise if the Optionee had remained an employee of the Company on the date on which the Performance Period ends and (iii) Optionee retires while in the employ of the Company or Subsidiary, then the Committee, in its sole discretion, may determine that all or any portion of the Option shall become immediately exercisable for the full number of Option Shares.

6.           Manner of Exercise.

          (a)    To the extent the Option is exercisable in accordance with Section 5, the Option may be exercised by Optionee at any time, or from time to time, in whole or in part on or prior to the Termination Date; provided, however, that Optionee must exercise the Option in multiples of 50 Option Shares unless fewer than 50 Option Shares are available for purchase by Optionee under this Agreement at the time of exercise.

          (b)    Optionee shall exercise the Option by delivering a signed written notice to the Company, which notice shall specify the number of Option Shares to be purchased and be accompanied by payment in full of the Option Price and any required taxes (as provided in the Plan) for the number of Option Shares specified for purchase.

          (c)    Upon full payment of the Option Price and any required taxes, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company will cause certificates for the Option Shares purchased hereunder to be delivered to Optionee.

7.           Termination.

(a)   The Option shall terminate, to the extent not previously cancelled pursuant to Section 5(a), on the earliest of the following dates (such date, the “Termination Date”):

                    (i)   the date that Optionee’s employment with the Company terminates, for any reason other than death or permanent disability; provided, however, that for any termination that occurs on or after the end of the Performance Period, the Committee may, in its sole discretion, allow Optionee up to 90 days from the date of termination of employment to exercise the portion of the Option that had vested on or prior to the termination of Optionee’s employment;

                    (ii)  one year after the death of Optionee, if Optionee dies while an employee of the Company or a Subsidiary;

                    (iii)  one year after the later of (x) the date of permanent disability or (y) the end of the Performance Period, if Optionee becomes permanently disabled while an employee of the Company or a Subsidiary;
                    (iv)  the date the Option is terminated by the Committee under the circumstances described in Section 17(g) of the Plan; or

                    (v)  the Date of Expiration.

(b)  During the 90 day period referred to in Section 7(a)(i) above and the one year periods referred to in Sections 7(a)(ii) and 7(a)(iii) above, the Option may be exercised only to the extent that at the time that Optionee ceases to be an employee of the Company or a Subsidiary (or, in the case of permanent disability during the Performance Period, at the end of the Performance Period), it is exercisable pursuant to Section 5 hereof.

(c)  For the purposes of this Agreement, the continuous employment of Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and Optionee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the transfer of Optionee's employment among the Company and its Subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Optionee’s employment with the  Company or any Subsidiary.

8.           Share Certificates.  All certificates evidencing Option Shares purchased pursuant hereto (and any certificates for Common Shares issued as dividends on, in exchange of, or as replacements for, certificates evidencing Option Shares which, in the opinion of counsel for the Company, are subject to similar legal requirements) shall have endorsed thereon, before issuance, such restrictive or other legends as the Company's counsel may deem necessary or advisable.  The Company and any transfer agent shall not be required to register or record the transfer of any such shares unless and until the Company or its transfer agent shall have received from Optionee's counsel an opinion, in a form satisfactory to the Company, that any such transfer will not be in violation of any applicable law, rule or regulation.  Optionee agrees not to sell, assign, pledge or otherwise dispose of any Option Shares or any Common Shares that are subject to restrictions on transfer described in this Section 8 without the Company first receiving such an opinion.

9.           Transfer.  The Option may not be transferred by Optionee except by will or the laws of descent and distribution and may not be exercised during the lifetime of Optionee except by Optionee or Optionee's guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.

10.           Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal or state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise would result in a violation of any such laws.

11.           Adjustments.

(a)           The Committee’s ability to adjust Management Objectives in accordance with the term of the Plan shall include the following:

(i)           the Committee may, in the exercise of its discretion in good faith and in a manner consistent with the purposes of this Agreement, make such adjustments in calculating the Company TSR or Peer TSR as it deems appropriate and equitable to account for extraordinary or non-recurring events affecting the Company or any member of the Peer Group;

(ii)           the Committee may, in the exercise of its discretion in good faith and in a manner consistent with the purposes of this Agreement, make such adjustments as it deems appropriate and equitable to account for extraordinary or non-recurring events affecting the Company or any member of the Peer Group and

(iii)           the Committee may, in the exercise of its discretion in good faith and in a manner consistent with the purpose of this Agreement, make such adjustments to the status of any member of the Peer Group as it deems necessary or appropriate to account for extraordinary or non-recurring events affecting such member.

12.           Employment Rights.  This Agreement shall not confer on Optionee any right with respect to the continuance of employment or other service with the Company or any Subsidiary.  No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of Optionee at any time.

13.           Communications.  All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier with full postage prepaid and addressed to the parties as follows:

If to the Company, at:            1101 Pennsylvania Avenue, N.W.
                      Suite 1010
                      Washington, DC 20004
                      Attention:  Vice President-Financial Operations

If to Optionee, at:                   Optionee's address provided by Optionee on the last page hereof

Either the Company or Optionee may change the above designated address by written notice to the other specifying such new address.

14.           Interpretation.  The interpretation and construction of this Agreement by the Committee shall be final and conclusive.  No member of the Committee shall be liable for any such action or determination made in good faith.

15.           Amendment in Writing.  This Agreement may be amended as provided in the Plan; provided, however, that all such amendments shall be in writing.

16.           Integration.  The Option is granted pursuant to the Plan.  Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which is available upon request and which is incorporated herein by reference.  As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Optionee and supersede any prior understandings or agreements, whether written or oral, with respect to the Option.

17.           Severance.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.           Governing Law.  This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware.

19.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By: _______________________________________

Name: _____________________________________

Title: ______________________________________

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date: __________________________________           Optionee __________________________

OPTIONEE:                                Please complete/update the following information.

Name:                                          ______________________________________

Home Address:                          ______________________________________

                  ______________________________________

Social Security Number:           ______________________________________

Date of Hire:                               ______________________________________

Subsidiary or Division:             ______________________________________